     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2001


                                                      REGISTRATION NO. 333-56012
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 WEBGAIN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7372                            77-0529073
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                          5425 STEVENS CREEK BOULEVARD
                             SANTA CLARA, CA 95051
                                 (408) 517-3700
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF THE
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JOSEPH MENARD
                            CHIEF EXECUTIVE OFFICER
                                 WEBGAIN, INC.
                          5425 STEVENS CREEK BOULEVARD
                             SANTA CLARA, CA 95051
                                 (408) 517-3700
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                WARREN T. LAZAROW, ESQ.                                   KARYN S. TUCKER, ESQ.
                  SHANE M. BYRNE, ESQ.                                  ANGELIQUE C. TREMBLE, ESQ.
                  JASON W. KUHNS, ESQ.                                    DARIO J. SCIMECA, ESQ.
                   LISA L. WONG, ESQ.                                       COOLEY GODWARD LLP
            BROBECK, PHLEGER & HARRISON LLP                                 ONE MARITIME PLAZA
                       ONE MARKET                                               20TH FLOOR
                   SPEAR STREET TOWER                                    SAN FRANCISCO, CA 94111
                SAN FRANCISCO, CA 94105                                       (415) 693-2000
                     (415) 442-0900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE               AGGREGATE OFFERING PRICE
  REGISTERED                                        AMOUNT TO BE REGISTERED(1)(2)    AMOUNT OF REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value...................            $86,250,000                        $21,563
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).

(2) Includes amount subject to the over-allotment option granted to the Underwriters.


(3)$21,563 was paid at time of the initial filing of this Registration
   Statement.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission (the "SEC") registration fee, the NASD filing fees and the Nasdaq National Market listing fee.

SEC Registration Fee........................................  $21,563
NASD Filing Fee.............................................    9,125
Nasdaq National Market Listing Fee..........................        *
Printing and Engraving Expenses.............................        *
Legal Fees and Expenses.....................................        *
Accounting Fees and Expenses................................        *
Blue Sky Fees and Expenses..................................        *
Transfer Agent Fees.........................................        *
Miscellaneous...............................................        *
                                                              -------
     Total..................................................        *
                                                              =======

-------------------------

* To be provided by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of our bylaws provides for mandatory indemnification of our directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that, subject to Delaware law, our directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to our company and our stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to our company or our stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We have entered into indemnification agreements with our directors and officers, a form of which will be filed with the SEC as an exhibit to our registration statement on Form S-1 (No. 333-56012). The indemnification agreements provide our directors and officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to the underwriting agreement contained in exhibit 1.1 hereto, indemnifying our officers and directors against certain liabilities, and our amended and restated registration rights agreement contained in exhibit 4.2 hereto, indemnifying the parties thereto, including controlling stockholders, against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past year, we have issued unregistered securities to a limited number of persons as described below:

          1. In December 1999, we issued and sold to accredited investors (1) 3,809,333 shares of our common stock for $11,428,000, (2) 9,524,000 shares of our common stock for $28,572,000, and (3) 7,400,000 shares of Series A convertible preferred stock for $37,000,000.

          2. In March 2000, we issued and sold to accredited investors (1) 5,666,667 shares of our common stock for $1,700,000, (2) 1,433,333 shares of our common stock for $4,300,000, and (3) 1,000,000 shares of Series A convertible preferred stock for $5,000,000.

          3. In April 2000, we issued convertible promissory notes to three accredited investors in the aggregate principal amount of $37,000,000.

          4. In June 2000, we issued 2,999,998 shares of our common stock to former shareholders of ZAT, Inc., an Oregon corporation, in connection with the merger of ZAT into one of our wholly owned subsidiaries.

          5. In January 2000, we issued 166,666 shares of our common stock to an accredited investor for $500,000.

          6. In February 2001, we issued and sold to accredited investors an aggregate of 2,936,858 shares of our Series B convertible preferred stock at a price of $6.81 per share for an aggregate purchase price of $20,000,000.

     Since inception through February 21, 2001, we have granted a total of 14,089,818 options and stock purchase rights to purchase our common stock, excluding options returned to our stock plans, with a weighted average price of $2.92 to a number of our employees, directors and consultants.

     None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


EXHIBIT
NUMBER                             DESCRIPTION                           PAGE
-------                            -----------                           ----
 1.1**     Form of Underwriting Agreement
 2.1**+    Asset Purchase Agreement among Symantec Corporation,
           Symantec Limited, an Irish corporation, BEA Systems, Inc., and the Registrant, dated as of December 10, 1999 and
           related agreement
 2.2**+    Stock Purchase Agreement among the Registrant, Tendril
           Software, Inc., Neeraj Sangal, and the parties named
           therein, dated as of March 7, 2000

EXHIBIT
NUMBER                             DESCRIPTION                           PAGE
-------                            -----------                           ----
 2.3**+    Stock Purchase Agreement among WebGain (Nova Scotia)
           Company, The Object People Inc., 1004155 Ontario Inc.,
           1004156 Ontario Inc., 1004157 Ontario Inc., The Object
           People Holdings Inc., John Pugh, Wilf Lalonde, Paul White,
           and the parties named therein, dated as of April 7, 2000
 2.4**+    Agreement and Plan of Merger by and among the Registrant and
           ZAT, Inc., an Oregon corporation, and ZAT Acquisition
           Corporation, a Delaware corporation, and the principal
           shareholders of ZAT named therein, dated as of June 7, 2000
 3.1**     Third Amended and Restated Certificate of Incorporation of
           the Registrant, to be effective upon consummation of this
           offering
 3.2**     Second Amended and Restated Bylaws of the Registrant, to be
           effective upon consummation of this offering
 4.1*      Specimen form of Registrant's Common Stock Certificate
 4.2       Second Amended and Restated Registration Rights Agreement
           among the Registrant and the parties named therein, dated as of February 21, 2001
 5.1**     Form of Opinion of Brobeck, Phleger & Harrison LLP
10.1**     Sublease Agreement by and between BEA Systems, Inc. and the
           Registrant, dated as of June 23, 2000
10.2**     Lease of Office Space between Clarica Life Insurance Company and The Object People Inc., dated December 6, 1999
10.3**     2000 Stock Incentive Plan
10.4**     2000 Non-Qualified Stock Option Plan
10.5*      2001 Stock Incentive Plan
10.6*      2001 Employee Stock Purchase Plan
10.7*      Secured Promissory Note of Henri Richard and Gay P. Richard
           to the Registrant, dated as of September 1, 2000
10.8++     Technology License and Distribution Agreement by and between
           Sun Microsystems, Inc., acting by and through its Java
           Products Group, and the Registrant, dated December 11, 1995, as amended
10.9*      Summary of Employment Terms between Joe Menard and the
           Registrant, dated as of June 5, 2000
10.10*     Offer letter from the Registrant confirming terms of
           employment of Stephen DiFranco dated October 26, 2000
10.11*     Offer letter from the Registrant confirming terms of
           employment of Henri Richard dated August 25, 2000
10.12*     Offer letter from the Registrant confirming terms of
           employment of Steve Brashear dated May 12, 2000
10.13*     Offer letter from the Registrant confirming terms of
           employment of Colin Bodell dated August 3, 2000
10.14**    Form of Indemnification Agreement to be entered into between the Registrant and each of its directors and officers
10.15*     Series B Preferred Stock Purchase Agreement by and among
           Intel Corporation, Hewlett-Packard Company and the
           Registrant, dated February 21, 2001
21.1**     List of Subsidiaries of the Registrant
23.1**     Consent of Ernst & Young LLP, Independent Auditors
23.2**     Consent of Ernst & Young LLP, Independent Auditors
23.3**     Consent of Ernst & Young LLP, Independent Auditors
23.4**     Consent of Ernst & Young LLP, Independent Auditors

EXHIBIT
NUMBER                             DESCRIPTION                           PAGE
-------                            -----------                           ----
23.5*      Consent of Brobeck, Phleger and Harrison LLP (to be included in their opinion filed as Exhibit 5.1)
24.1**     Power of Attorney (see signature page)

-------------------------
 * To be filed by amendment.

** Previously filed.

 + Filed without Schedules.

 ++ Confidential treatment requested for selected portions of this exhibit.

ITEM 17.  UNDERTAKINGS

     We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws, indemnification agreements entered into between the company and our officers and directors, the underwriting agreement, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 26, 2001.


                                          WEBGAIN, INC.


                                          By: /s/ STEVEN BRASHEAR

                                            ------------------------------------

                                              Name: Steven Brashear


                                              Title: Executive Vice President,


                                                     Chief Financial Officer and
                                                     Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                                     TITLE                       DATE
---------                                                     -----                       ----
                      *                        Chief Executive Officer, President    March 26, 2001
---------------------------------------------  and Chairman of the Board (Principal
                Joseph Menard                  Executive Officer)

             /s/ STEVEN BRASHEAR               Executive Vice President, Chief       March 26, 2001
---------------------------------------------  Financial Officer and Secretary
               Steven Brashear                 (Principal Accounting Officer)

                      *                        Director                              March 26, 2001
---------------------------------------------
                 Alan Baratz

                      *                        Director                              March 26, 2001
---------------------------------------------
                Nancy Martin

                      *                        Director                              March 26, 2001
---------------------------------------------
                 Cary Davis

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 1.1**     Form of Underwriting Agreement
 2.1**+    Asset Purchase Agreement among Symantec Corporation,
           Symantec Limited, an Irish corporation, BEA Systems, Inc., and the Registrant, dated as of December 10, 1999 and
           related agreement
 2.2**+    Stock Purchase Agreement among the Registrant, Tendril
           Software, Inc., Neeraj Sangal, and the parties named
           therein, dated as of March 7, 2000
 2.3**+    Stock Purchase Agreement among WebGain (Nova Scotia)
           Company, The Object People Inc., 1004155 Ontario Inc.,
           1004156 Ontario Inc., 1004157 Ontario Inc., The Object
           People Holdings Inc., John Pugh, Wilf Lalonde, Paul White,
           and the parties named therein, dated as of April 7, 2000
 2.4**+    Agreement and Plan of Merger by and among the Registrant and
           ZAT, Inc., an Oregon corporation, and ZAT Acquisition
           Corporation, a Delaware corporation, and the principal
           shareholders of ZAT named therein, dated as of June 7, 2000
 3.1**     Third Amended and Restated Certificate of Incorporation of
           the Registrant, to be effective upon consummation of this
           offering
 3.2**     Second Amended and Restated Bylaws of the Registrant, to be
           effective upon consummation of this offering
 4.1*      Specimen form of Registrant's Common Stock Certificate
 4.2       Second Amended and Restated Registration Rights Agreement
           among the Registrant and the parties named therein, dated as of February 21, 2001
 5.1**     Form of Opinion of Brobeck, Phleger & Harrison LLP
10.1**     Sublease Agreement by and between BEA Systems, Inc. and the
           Registrant, dated as of June 23, 2000
10.2**     Lease of Office Space between Clarica Life Insurance Company and The Object People Inc., dated December 6, 1999
10.3**     2000 Stock Incentive Plan
10.4**     2000 Non-Qualified Stock Option Plan
10.5*      2001 Stock Incentive Plan
10.6*      2001 Employee Stock Purchase Plan
10.7*      Secured Promissory Note of Henri Richard and Gay P. Richard
           to the Registrant, dated as of September 1, 2000
10.8++     Technology License and Distribution Agreement by and between
           Sun Microsystems, Inc., acting by and through its Java
           Products Group, and the Registrant, dated December 11, 1995, as amended
10.9*      Summary of Employment Terms between Joe Menard and the
           Registrant, dated as of June 5, 2000
10.10*     Offer letter from the Registrant confirming terms of
           employment of Stephen DiFranco dated October 26, 2000
10.11*     Offer letter from the Registrant confirming terms of
           employment of Henri Richard dated August 25, 2000
10.12*     Offer letter from the Registrant confirming terms of
           employment of Steve Brashear dated May 12, 2000
10.13*     Offer letter from the Registrant confirming terms of
           employment of Colin Bodell dated August 3, 2000
10.14**    Form of Indemnification Agreement to be entered into between the Registrant and each of its directors and officers

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
10.15*     Series B Preferred Stock Purchase Agreement by and among
           Intel Corporation, Hewlett-Packard Company and the
           Registrant, dated February 21, 2001
21.1**     List of Subsidiaries of the Registrant
23.1**     Consent of Ernst & Young LLP, Independent Auditors
23.2**     Consent of Ernst & Young LLP, Independent Auditors
23.3**     Consent of Ernst & Young LLP, Independent Auditors
23.4**     Consent of Ernst & Young LLP, Independent Auditors
23.5*      Consent of Brobeck, Phleger and Harrison LLP (to be included in their opinion filed as Exhibit 5.1)
24.1**     Power of Attorney (see signature page)

-------------------------
 * To be filed by amendment.

** Previously filed.

 + Filed without Schedules.

 ++ Confidential treatment requested for selected portions of this exhibit.